 As filed with the Securities and Exchange Commission on April 24, 2017
Registration No. 333-217382

  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COLUMBUS McKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0547600 (I.R.S. Employer Identification No.)

205 Crosspoint Parkway
Getzville, New York 14068
(716) 689-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan S. Korman
Vice President, General Counsel and Corporate Secretary
Columbus McKinnon Corporation
205 Crosspoint Parkway
Getzville, New York 14068

(716) 689-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jamie Knox, Esq.
Christopher C. Paci, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
(212) 335-4500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $.01(3)	2,273,000	$24.785	$56,336,305	$6,530
________________________________________

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on an average of the high and low reported sales prices of the Registrant’s common stock, par value $0.01 per share, as reported on the NASDAQ Global Select Market on April 13, 2017, of $25.19 and $24.38.

(2)
Previously paid. No separate consideration is payable for the preferred share purchase rights associated with the common stock registered hereby. The registration fee for these securities is included in the registration fee for the common stock.

(3)	Includes the associated preferred share purchase rights.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 24, 2017
PROSPECTUS

COLUMBUS McKINNON CORPORATION

2,273,000 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time by certain selling shareholders of up to an aggregate of 2,273,000 shares of common stock, par value $0.01 per share (the “common stock”), issued to the selling shareholders on January 30, 2017, pursuant to the Share Purchase Agreement (as defined herein), and the associated preferred share purchase rights. The selling shareholders may offer and sell shares of common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

The selling shareholders may sell all or a portion of the shares of common stock through underwriters, broker dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of the shares of common stock, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares of common stock may be sold. The names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions will be set forth in a supplement to this prospectus.

We are registering the offer and sale of the shares of common stock offered by this prospectus in order to satisfy certain registration rights we have granted to the selling shareholders. We have agreed to bear the expenses (other than underwriting discounts, selling commissions and stock transfer taxes) incurred in connection with the registration of the common stock that the selling shareholders are offering under this prospectus, but we will not receive any of the proceeds from the selling shareholders’ sale of shares of common stock. The registration of the shares of common stock covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling shareholders. The timing and amount of any sale is within the respective selling shareholders’ sole discretion, subject to certain restrictions. To the extent that any selling shareholder resells any shares covered by this prospectus, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the terms of the shares being offered.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CMCO.” On April 21, 2017, the last reported sale price of our common stock on the NASDAQ Global Select Market was $25.44.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY THE RISKS THAT WE HAVE DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE 1 BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        .

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus or any documents incorporated by reference in this prospectus. If anyone provides you with different, additional or inconsistent information, you should not rely on it. Unless the information specifically indicates that another date applies, you should not assume that the information contained in this prospectus, or the information contained in any document incorporated by reference in this prospectus, is accurate as of any date other than the date of each such document, as our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows the selling shareholders to offer and sell the shares of our common stock covered this prospectus in one or more offerings. The selling shareholders may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted.

This prospectus provides a general description of the common stock the selling shareholders may offer. Each time the selling shareholders offer to sell shares of our common stock pursuant to this registration statement and the prospectus contained herein, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement in any prospectus supplement or any related free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement or such related free writing prospectus. In addition, as we describe in the section entitled “Information Incorporated by Reference,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

Neither we nor the selling shareholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus and any prospectus supplement or a related authorized free writing prospectus, and we and the selling shareholders take no responsibility for any other information that others may give you. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference into this prospectus, any prospectus supplement or any related free writing prospectus is accurate as of any date other than the date of the document containing the information (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any prospectus supplement or any related free writing prospectus is delivered or shares of our common stock are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other documents we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

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SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” on page 3 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “CMCO,” the “Company” and similar designations refer to Columbus McKinnon Corporation and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

The Company

We are a leading global designer, manufacturer and marketer of hoists, actuators, cranes, rigging tools, digital power control systems, and other material handling products serving a wide variety of commercial and industrial end-user markets. Our products are used to efficiently and ergonomically move, lift, position and secure objects and loads. We are the U.S. market leader in hoists and material handling drive systems, our principal line of products, as well as certain chain, forged attachment, and actuator products which we believe provides us with a strategic advantage in selling our other products. We have achieved this leadership position through strategic acquisitions, our extensive, diverse and well-established distribution channels and our commitment to product innovation and quality. We have one of the most comprehensive product offerings in the industry and we believe we have more overhead hoists in use in North America than all of our competitors combined. Additionally, we believe we are the market leader of manual hoist and actuator products in Europe, which provides us further opportunity to sell our other products through our existing distribution channels in that region. Our products are sold globally and our brand names, including CM, Coffing, Chester, Duff-Norton, Pfaff, Shaw-Box, Yale, Telemotive, Electromotive Systems, OmniPulse, IMPULSE, Enrange, Mondel, M-FORCE, and Quattro are among the most recognized and well-respected in the marketplace

In September 2015, we significantly expanded our product offering with the acquisition of Magnetek, Inc. (“Magnetek”). The acquisition combines Magnetek’s technology with our broad line of lifting and positioning mechanical products to create a more comprehensive solution for customers. Magnetek's digital power control systems serve the needs of selected niches of traditional and emerging markets that are becoming increasingly dependent on “smart” power. Much of Magnetek's focus is on developing and introducing innovative electronic drive solutions that both enhance our customers' operational efficiency and save energy.

Our products include a wide variety of electric chain hoists, electric wire rope hoists, hand-operated hoists, winches, lever tools, air-powered hoists, hoist trolleys, overhead steel jib and gantry cranes, alloy and carbon steel chain, closed-die forged attachments, such as hooks, shackles, textile slings, clamps, logging tools and load binders; industrial components, such as mechanical and electromechanical actuators and rotary unions; below-the-hook special purpose lifters; tire shredders; and light-rail systems. These products are typically manufactured for stock or assembled to order from standard components and are sold primarily through a variety of commercial distributors and to a lesser extent, directly to end-users. The diverse end-users of our products are in a variety of industries including: manufacturing, power generation and distribution, utilities, wind power, warehouses, commercial construction, oil exploration and refining, petrochemical, marine, ship building, transportation and heavy duty trucking, agriculture, logging and mining. We also serve a niche market for the entertainment industry including permanent and traveling concerts, live theater and sporting venues.

For more information about our business, please refer to the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement hereto in their entirety, as the same may be amended, supplemented or superseded.

Our principal executive offices are located at 205 Crosspoint Parkway, Getzville, New York 14068. Our telephone number is (716) 689-5400. Our web site address is www.cmworks.com. The information on our website is not part of this prospectus.

Recent Developments

STAHL Acquisition

On January 31, 2017, we completed our acquisition of the STAHL CraneSystems business (“STAHL”), including all of the issued and outstanding capital stock of STAHL CraneSystems GmbH and nine STAHL affiliates, from Konecranes Plc. Combined with our Magnetek acquisition, we have measurably expanded our value proposition for our customers and have several opportunities to create a stronger combined business including expanding the scale and scope of the STAHL product platforms into emerging markets using our established global sales force, and the sharing of intelligence and engineering know-how among our businesses, including smart hoist technology.

Debt Financing

On January 31, 2017, we closed on a new $545,000,000 debt facility (the “New Facilities”) with JPMorgan Chase Bank, N.A. (JP Morgan Chase Bank) previously reported on our Form 8-K filed on December 7, 2016 and updated in our Quarterly Report on Form 10-Q filed on January 26, 2017 and our Form 8-K filed on January 31, 2017. The New Facilities consist of a New Revolving Facility in the amount of $100,000,000 and a $445,000,000 First Lien Term Loan. Proceeds from the New Facilities were used to fund the STAHL acquisition, pay fees and expenses associated with the acquisition and refinance our existing term loan and credit facility.

Private Placement of Common Stock

On January 30, 2017, we completed the sale of 2,273,000 shares of our common stock, at a purchase price of $22.00 per share, for an aggregate purchase price of $50,006,000 (the “Equity Private Placement”) pursuant to a Share Purchase Agreement (the “Purchase Agreement”) with Adage Capital Partners, LP (“Adage”), CVI Investments Inc. (“CVI”), Nineteen77 Global Multi-Strategy Alpha (Levered) Master Limited (“Nineteen77”), O’Connor Global Multi-Strategy Alpha Master Limited (“O’Connor 1”), O’Connor Global Fundamental Market Neutral Long/Short Master Limited (“O’Connor 2”) and O’Connor Global Fundamental Market Neutral Long/Short (Levered) Master Limited (“O’Connor 3”, collectively Adage, CVI, Nineteen77, O’Connor 1, O’Connor 2 and O’Connor 3, the “Investors”). We used the net proceeds from the Equity Private Placement to fund in part the acquisition of STAHL, thereby reducing the amount of post-acquisition leverage and the cost of the debt.

In connection with the closing of the Equity Private Placement, we entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) pursuant to which we granted the Investors the right to require the Company to file with the Securities and Exchange Commission a registration statement to register for resale the Investors’ shares of common stock (the “Registrable Securities”). The obligation to register the Registrable Securities continues until those securities have been sold by the holders of the registration rights or may be sold without limitation under Rule 144 under the Securities Act (“Rule 144”).

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, which are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

The Offering

Securities offered by the selling shareholders	2,273,000 shares of common stock

Use of Proceeds	We will not receive any proceeds from the sale of common stock by the selling shareholders.

NASDAQ Global Market symbol of common stock	CMCO

RISK FACTORS

An investment in our common stock involves risk. Prior to making a decision about investing in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference, as well as those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. In addition to these risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Any of these additional risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. For more information, please see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Statements made in this prospectus and the documents incorporated herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements that relate to future plans, events, liquidity, financial results or performance, including statements relating to future cash flows and liquidity and future cost alignment actions, as well as estimated unrecognized stock compensation expense, computation of the annual estimated effective tax rate at each interim period, projected capital expenditures, future contractual obligations, current business outlook, estimated charges related to the restructuring of global operations, future global economic conditions, future growth or market share gains, the ability to manage costs or invest in future initiatives, as well as future changes in foreign currency rates, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions or expressions of the negative of these terms.

These statements involve known and unknown risks and are based upon current information and expectations. Actual results may differ materially from those anticipated if the information on which those estimates were based ultimately proves to be incorrect or as a result of certain risks and uncertainties that could cause our actual results to differ materially from the results expressed or implied by such statements, including  increased exposure to markets and geographies in which STAHL is more concentrated than our existing business, such as the oil and gas industry and Europe, risks related to integration, such as disruptions in customer or vendor relationships or lost business, risks related to employee relations or risks related to diligence, such as contingent liabilities of STAHL that are unknown to the Company or turn out to be greater than the Company expects, risks related to doing business outside the United States, including varying legal protections, rights and obligations, risks related to global legal compliance, risks related to increased debt incurred to finance the acquisition, including the Company’s ability to service and repay such debt and the possibility that debt service could reduce the Company’s ability to take advantage of opportunities that would benefit the Company’s business, general economic and business conditions, conditions affecting the industries served by us and our subsidiaries, conditions affecting our customers and suppliers, competitor responses to our products and services, the overall market acceptance of such products and services, facility consolidations and other restructurings, foreign currency fluctuations, the integration of acquisitions and other factors disclosed in our periodic reports filed with the Securities and Exchange Commission (the “SEC”). Consequently such forward-looking statements should be regarded as our current plans, estimates and beliefs. We do not undertake and specifically decline any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling shareholders of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

SELLING SHAREHOLDERS

On January 30, 2017, we issued 2,273,000 shares of common stock in a private offering to certain investors listed as selling shareholders in this prospectus. We are registering the securities offered by this prospectus on behalf of the selling shareholders.

The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed below that have been issued to them.

The table below sets forth the name of the selling shareholders, the number of shares of common stock that are beneficially owned by each such selling shareholder and the number of shares of common stock that may be offered pursuant to this prospectus. The percentage of shares of common stock owned after the offering is based on 22,565,708 shares of common stock outstanding as of April 17, 2017. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling shareholders named in this table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned. The number of shares of common stock beneficially owned by the selling shareholders also includes shares of common stock currently held by such selling shareholders that were previously purchased on the open market. Such shares of common stock are not being registered pursuant to this prospectus and are not included in the number of shares that may be offered pursuant to this prospectus.

The information set forth below is based on information provided by or on behalf of the selling shareholders prior to the date hereof. Information concerning the selling shareholders may change from time to time. The selling shareholders may from time to time offer and sell any or all of the securities under this prospectus. Because the selling shareholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling shareholders will hold upon consummation of any such sales. In addition, since the date on which the selling shareholders provided this information to us, such selling shareholders may have sold, transferred or otherwise disposed of all or a portion of the offered securities. We are registering the shares to permit each selling shareholder to resell the shares when such shareholder deems appropriate, subject to the restrictions on transfer set forth under “Plan of Distribution.”

None of the selling shareholders nor any of their respective affiliates, officers, directors or principal equity holders has had any material relationship with us or our affiliates within the past three years.

	Common Stock
Name of selling stockholder	Number of shares beneficially owned	Number of shares offered hereby(1)	Number of shares owned after completion of The offering(2)	Percent of shares beneficially owned after the offering(3)

Adage Capital Partners, LP	1,818,460	1,818,460	—	—%
CVI Investments Inc.(4)	227,270	227,270	—	—%
Nineteen77 Global Multi-Strategy Alpha (Levered) Master Limited	34,454	35,454	—	—%
O’Connor Global Fundamental Market Neutral Long/Short (Levered) Master Limited	14,091	14,091	—	—%
O’Connor Global Fundamental Market Neutral Long/Short Master Limited	2,045	2,045	—	—%
O’Connor Global Multi-Strategy Alpha Master Limited	175,680	175,680	—	—%

(1)	Unless otherwise indicated, the selling stockholders may offer any or all of the common stock they beneficially own.

(2)
The selling stockholders have not informed us, and we do not know, when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this offering. Each selling stockholder may choose not to sell any of the shares offered by this prospectus. Because each selling stockholder may offer all, some or none of the shares of common stock that it owns pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any such shares, we cannot provide any information or estimates as to the number of shares of our common stock that the selling stockholders will hold after completion of this offering. For purposes of this table, we have assumed that the selling stockholders will have sold all of the securities covered by this prospectus upon the completion of this offering and will not have sold any shares of common stock held by such selling stockholders not covered by this prospectus.

(3)	Calculated based on Rule 13d-3 under the Exchange Act, based on 22,565,708 shares outstanding as of April 17, 2017.

(4)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI.  Mr. Kobinger disclaims any such beneficial ownership of the shares.  CVI is affiliated with one or more FINRA members.  CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

DESCRIPTION OF CAPITAL STOCK
The following is a general description of the terms and provisions of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus. This summary is not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Common Stock

Authorized Shares.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of April 17, 2017, there were (i) 22,565,708 shares of common stock outstanding, (ii) 1,063,894 shares of common stock issuable upon exercise of outstanding stock options under our long term incentive plan at a weighted average price of $18.48 per share, (iii) 488,956 shares of common stock issuable upon vesting of restricted stock units under our long term incentive plan and (iv) 1,402,194 shares of common stock reserved and available for future issuance under our stock option plans and long term incentive plan. There are no shares of our preferred stock outstanding and 50,000 shares of our Series A junior participating preferred stock are reserved for issuance upon exercise of rights under our rights agreement. The following description of our capital stock is a summary only and is derived from our certificate of incorporation, which is incorporated by reference into this prospectus.

Voting Rights.

Holders of common stock are entitled to one vote on all matters submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Therefore, the holders of a majority of the shares of common stock voted in an election of directors can elect all of the directors then standing for election, subject to any rights of the holders of any outstanding preferred stock, if any.

Liquidation.

In the event of any dissolution, liquidation or winding up of our affairs, whether voluntary or involuntary, after payment of our debts and other liabilities and making provision for the holders of outstanding preferred stock, if any, our remaining assets will be distributed ratably among the holders of our common stock.

Pre-emption.

There are no pre-emptive or other rights to subscribe for any of our shares or securities.

Dividends.

Holders of shares of common stock are entitled to receive dividends, if, as and when such dividends are declared by our Board of Directors out of assets legally available therefor after payment of dividends required to be paid on shares of outstanding preferred stock, if any.

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Preferred Stock

Our Board of Directors has the authority to issue preferred stock in one or more series and to establish the rights and restrictions granted to or imposed on any unissued shares of preferred stock and to fix the number of shares constituting any series without any further vote or action by our shareholders. Our Board of Directors has the authority, without approval of our shareholders, to issue preferred stock that has voting and conversion rights superior to our common stock, which could have the effect of deterring, delaying or preventing a change in control. We currently have no plans to issue any shares of preferred stock.

There are 50,000 shares of our Series A junior participating preferred stock reserved for issuance upon exercise of rights under our rights agreement.

Series A Junior Participating Preferred Stock

On May 18, 2009, our Board of Directors adopted a Preferred Share Purchase Rights Plan (the “Rights Plan”). The following summary of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to that certain Rights Agreement dated as of May 18, 2009, between the Company and the Rights Agent (the “Rights Agreement”) (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K dated May 19, 2009).

In connection with the Rights Plan, our Board of Directors declared a dividend of one preferred share purchase right (the “Rights”) for each outstanding share of common stock at the close of business on May 29, 2009 (the “Record Date”). Each Right entitles the registered holder thereof, after the Rights become exercisable and until May 18, 2019 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth (1/1,000th) of a Series A Junior Participating Preferred Share, par value $1.00 per share (the “Preferred Shares”), at a price of $80.00 per one one-thousandth (1/1,000th) of a Preferred Share, subject to certain anti-dilution adjustments (the “Purchase Price”). Until the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the common stock (an “Acquiring Person”) or (ii) the tenth business day (or such later date as may be determined by action of our Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the common stock (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights are evidenced, with respect to any of the common stock certificates outstanding as of the Record Date, by such common stock certificate (or, with respect to any common stock held in book entry form, by the notation in book entry). The Rights Agreement provides that any person, who immediately prior to the first public announcement of the adoption of the Rights Agreement, beneficially owned 20% or more of the common stock then outstanding, together with any respective affiliates and associates of that person (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless the Existing Holder becomes the beneficial owner of (x) a percentage of the common stock of the Company then outstanding that is more than the aggregate percentage of the outstanding common stock that such Existing Holder beneficially owns as of the date immediately prior to the first public announcement of the adoption of the Rights Agreement or (y) less than 20% of the common stock of the Company then outstanding (after which, if the Existing Holder becomes the beneficial owner of 20% or more of the common stock of the Company then outstanding, the Existing Holder shall be deemed to be an “Acquiring Person”).

The Rights are transferred only with the common stock until the Distribution Date or earlier redemption or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (a) $1.00 per share or (b) 1,000 times the dividend, if any, declared per share of common stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $1,000 per share plus any accrued but unpaid dividends, provided that the holders of the Preferred Shares shall be entitled to 1,000 times the payment made per share of common stock. Each Preferred Share will have 1,000 votes and will vote together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which the common stock are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per share of common stock. Preferred Shares will not be redeemable. The Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Share’s dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of common stock.

In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the common stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding common stock, our Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void) for shares of common stock on a 1:1 basis.

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by our Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Rights will expire on May 18, 2019 or earlier if the rights are redeemed or exchanged, or, upon the closing of a merger or acquisition transaction that is approved by our Board of Directors prior to the time at which person or group acquires 20% or more of the common stock.

The Purchase Price payable, and the number of one one-thousandth of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement may be amended by our Board of Directors for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holder of the Rights.

One Right was distributed to shareholders of the Company for each share of common stock owned of record by them on May 29, 2009. As long as the Rights are attached to the common stock, the Company will issue one Right with each new share of common stock so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 50,000 Preferred Shares initially for issuance upon exercise of the Rights.

The Rights are designed to assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of the Company without paying all shareholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 20% or more of the Company’s stock on terms not approved by our Board of Directors. The Rights should not interfere with any merger or other business combination approved by our Board of Directors at any time prior to the first date that a person or group has become an Acquiring Person.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors in interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may dispose of shares or interests therein in one or more types of transaction, which may include:

•
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions for the selling shareholders and/or the purchasers of the securities for whom they may act as agent;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	the pledge of securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of securities;

•	one or more exchanges or over-the-counter market transactions;

•	distributions to equity holders or creditors of the selling shareholders;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

In connection with sales of securities covered hereby, the selling shareholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling shareholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling shareholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NASDAQ Stock Market in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

In connection with an offering of securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transaction consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NASDAQ Stock Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

Our common stock is listed on the NASDAQ Global Market under the symbol “CMCO.” On April 21, 2017, the closing price of our common stock as reported on the NASDAQ Global Market was $25.44 per share.

LEGAL MATTERS

DLA Piper LLP (US), New York, New York will pass for us upon the validity of the securities being offered by this prospectus and applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of Magnetek, Inc. appearing in Magnetek, Inc.’s Annual Report (Form 10-K) for the year ended December 28, 2014 (including the schedule appearing therein), the consolidated financial statements of Columbus McKinnon Corporation appearing in Columbus McKinnon Corporation’s Annual Report (Form 10-K) for the year ended March 31, 2016 (including the schedule appearing therein), and the effectiveness of Columbus McKinnon Corporation’s internal control over financial reporting as of March 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC to register the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it. You may read and copy any document which we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We are also subject to the information and periodic reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, and other information with the SEC and these reports, proxy statements, and other information can be inspected on the Internet site maintained by the SEC at http://www.sec.gov.

We also maintain a website at www.cmworks.com. However, the information on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that (i) the information incorporated by reference in this prospectus is accurate as of any date other than the respective date of the documents incorporated by reference or (ii) the information contained in this prospectus is accurate as of any date other that the date on the front page of this prospectus.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2016;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, September 30 and December 31, 2016;
•
our Current Report on Form 8-K filed with the SEC on September 2, 2015, as amended by our Amended Current Report on Form 8-K/A filed with the SEC on November 9, 2015, our Current Reports on Form 8-K filed on April 1, June 1, July 19, July 28, September 15, October 24, October 28, December 7 and December 19, 2016, our Current Reports on Form 8-K filed on January 5, January 9 and January 23, 2017, our Current Report on Form 8-K filed on January 31, 2017, as amended by our Amended Current Report on Form 8-K/A filed with the SEC on April 13, 2017, and our Current Reports filed on February 28, 2017 and March 28, 2017;

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 24, 1996, as amended by Amendment No. 1 thereto on Form 8-A/A filed with the SEC on February 22, 1996 and any amendment or report filed with the SEC for the purpose of updating the description; and

•
the description of the preferred share purchase rights associated with our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 19, 2009, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus, including documents filed on and after the date of the initial registration statement and prior to effectiveness of the registration statement, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Alan S. Korman
Vice President, General Counsel and Corporate Secretary
Columbus McKinnon Corporation
205 Crosspoint Parkway
Getzville, New York 14068
Telephone: (716) 689-5400

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. Neither we nor the selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. The selling shareholders are not offering to sell, nor seeking offers to buy, shares of common stock in any jurisdiction where an offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table itemizes the fees and expenses incurred or expected to be incurred by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Item	Amount
Securities and Exchange Commission registration fee	$6,530
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Rating agencies fees	*
Trustee fees (including counsel fees)	*
Miscellaneous fees and expenses	*
Total	*
 __________________________________
* Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15	Indemnification of Directors and Officers.

Sections 721 through 726 of the New York Business Corporation Law, or BCL, grant New York corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; give a director or officer who successfully defends an action the right to be so indemnified; and permit a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of shareholders or otherwise.

Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director, provided that such provision may not eliminate the liability of a director (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation.

The Registrant’s Restated Certificate of Incorporation includes the provisions permitted by Section 402(b).

The Registrant’s Restated Certificate of Incorporation also provides that we shall indemnify, to the fullest extent permitted by the BCL, each person (and the heirs, executors, or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any civil or criminal action, suit or proceeding, by reason of the fact that such person is or was a director or officer of our company or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. We are also obligated to pay the cost of the expenses incurred by our officers and directors (including attorney’s fees) in defending themselves in such proceedings in advance of final disposition if the officer or director agrees to repay the amount advanced in the event it is ultimately determined that the officer or director was not entitled to be indemnified by us as authorized by our certificate of incorporation. We are not obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by our Board of Directors. We have entered into indemnification agreements with each of our current directors to effectuate the indemnification provisions of our certificate of incorporation.

The Registrant’s by-laws also allow it to indemnify, in the same manner and under the same circumstances as set forth in Sections 721 through 726 of the BCL, any person who was or is a party or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was the Registrant’s representative, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Registrant’s best interests.

The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities on behalf of the Registrant.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify in certain circumstances the selling shareholders against certain liabilities under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders may indemnify any underwriter that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities arising under the Securities Act, in accordance with the terms of any underwriting agreement that may be entered into in connection with such sale.

Item 16	Exhibits.

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)     If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Amherst, State of New York, on April 24, 2017.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Gregory P. Rustowicz
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2017
Mark D. Morelli

/s/ Gregory P. Rustowicz	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 24, 2017
Gregory P. Rustowicz

*	Chairman of the Board of Directors	April 24, 2017
Ernest R. Verebelyi

*	Director	April 24, 2017
Richard H. Fleming

*	Director	April 24, 2017
Linda A. Goodspeed

*	Director	April 24, 2017
Liam G. McCarthy

*	Director	April 24, 2017
Heath A. Mitts

*	Director	April 24, 2017
Nicholas T. Pinchuk

*	Director	April 24, 2017
Stephen Rabinowitz

*	Director	April 24, 2017
R. Scott Trumbull

*By: /s/ Gregory P. Rustowicz
Gregory P. Rustowicz,
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

Form of Underwriting Agreement.*

4.1
Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 33-80687 on Form S-1 dated December 21, 1995 (file no. 0-27618)).

4.2
Certificate of Amendment to the Certificate of Incorporation of Columbus McKinnon Corporation, dated as of May 18, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 18, 2009 (file no. 0-27618)).

4.3
Fourth Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 28, 2013, as filed with the Commission on March 28, 2013 (file no. 0-27618)).

4.4	Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement No. 33-80687 on Form S-1 dated December 21, 1995).

4.5
Rights Agreement, dated as of May 18, 2009, between Columbus McKinnon Corporation and American Stock Transfer & Trust Company, LLC, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 of Columbus McKinnon Corporation’s Current Report on Form 8-K dated May 19, 2009).

5.1	Opinion of DLA Piper LLP (US).**

23.1	Consent of Independent Registered Public Accounting Firm.***

23.2	Consent of Independent Auditors.***

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

________________
* To be filed, if necessary, by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
** Filed herewith.
***Previously filed.